Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Dynamic Health Products, Inc. on Form S-2 of our report dated September 17, 2004, relating to the financial statements of Bob O’Leary Health Food Distributor Co., Inc. for the years ended December 31, 2003 and 2002, appearing in Dynamic Health Products, Inc. Form 8-K filed with the Securities and Exchange Commission on October 4, 2004.

We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Kronick Kalada Berdy & Co., P.C.

Kingston, Pennsylvania

August 19, 2005